Exhibit 99.6

Media Relations Department P.O. Box 1734, Atlanta, Georgia 30301 Telephone (404) 676-2121

FOR IMMEDIATE RELEASE	Contact: Ben Deutsch
The Coca-Cola Company
404-676-2683

Nina Fiddian-Green
glacéau
718-746-0087 ext 360

THE COCA-COLA COMPANY TO ACQUIRE GLACÉAU, MAKER OF
VITAMINWATER, FOR $4.1 BILLION

Gives Coca-Cola North America a Leading Brand in
Fast-Growing Enhanced Water Category

Transaction to be Accretive to Coca-Cola Earnings
Per Share in First Full Year

Glacéau to Operate as Separate Business Unit within
Coca-Cola North America

ATLANTA and WHITESTONE, NY, May 25, 2007 – The Coca-Cola Company today announced that it has reached an agreement to acquire Energy Brands, Inc., known as glacéau, and its full range of fast-growing, enhanced water brands, including vitaminwater.  The acquisition, for $4.1 billion in cash, provides The Coca-Cola Company with a strong platform to grow its active lifestyle beverages.

The transaction is expected to be accretive to The Coca-Cola Company’s earnings per share in the first full year following completion of the acquisition.  “We welcome vitaminwater, the icon of active lifestyles, to Coca-Cola, the ultimate and enduring icon of refreshment,” said Neville Isdell, chairman and chief executive officer of The Coca-Cola Company. “Glacéau has built a great business with high-quality growth,

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as well as a strong pipeline of innovative products and brands. We envision even faster growth for glacéau as part of Coca-Cola’s enhanced range of brands for North American customers and consumers.  We will manage this opportunity in a way that delivers attractive returns for our shareowners and also appropriately benefits our system,” Mr. Isdell concluded.

“This is an outstanding opportunity for both of our companies to build an expanded active lifestyle business, first in the United States and then around the world,” said Muhtar Kent, president and chief operating officer of The Coca-Cola Company.  “It sharpens even further our existing focus on re-establishing sustainable growth in our home market, strengthening our system, and leveraging acquisition opportunities to gain speed and capabilities in key categories.  We’re committed to winning by reigniting growth in our core business of sparkling beverages while becoming the fastest-growing still beverage company in North America. I am confident we have the strategy, focus and leadership team in North America to deliver on that promise.

“Glacéau and its brands also provide us with highly attractive longer-term international opportunities,” Mr. Kent added.  “We look forward to discussing with glacéau’s distributors and our bottling partners the best operating model for glacéau’s routes-to-market.”

Strategic Opportunity for Growth and Value Creation

The Company said that the acquisition of glacéau will expand the Company’s ability to meet consumers’ needs further across the entire spectrum of sparkling and still beverages.  With its vitaminwater, smartwater, fruitwater and vitaminenergy brands, glacéau is uniquely positioned in key market categories, with a leading position in enhanced water and attractive brands in water and energy drinks.  These categories are expected to make up a large portion of the beverage industry’s volume and gross profit growth in North America through 2010.

“It’s a perfect match connecting the hottest active lifestyle brand with the full resources of the world’s best beverage company,” said J. Darius Bikoff, glacéau founder and chief executive officer.  “To best understand today’s announcement, you really need to go out, buy a bottle of vitaminwater and try it for yourself to see how well it works.”

Operational Structure Built for Success

Glacéau will operate as a separate business unit within Coca-Cola North America (CCNA).  This structure will allow glacéau to continue to win in the marketplace by maximizing its focus, speed, sales and execution capabilities, while leveraging the scale of CCNA’s resources in supply chain, marketing and consumer insights, large customer management and foodservice.

The Company noted that glacéau’s top three executives (J. Darius Bikoff, Mike Repole, and Mike Venuti) intend to lead the business for a minimum of three years, and that other key managers will remain in the business.

“Glacéau has a great and talented management team, whose brand building and creativity will complement and strengthen our business in North America,” said Sandy Douglas, president and chief operating officer of Coca-Cola North America. “Operating as a separate business unit within Coca-Cola North America, glacéau will continue to focus its passion and marketing experience to create excitement with consumers and customers.

“As people head out this summer, whether they are running along the beach, hiking in the mountains, or relaxing poolside, this combination ensures we are always within an arm’s reach of their desires,” added Douglas.“We are excited that
The Coca-Cola Company sees the explosive potential in our brands, and recognizes our people are the driving force behind the success of glacéau,” said Mike Repole, president of glacéau.

The transaction, which is expected to close in the summer of 2007, is subject to customary regulatory review. The boards of both companies have approved the transaction.

Investor Conference Call and Webcast

The Company will host a conference call and webcast, with slides, for investors and analysts to discuss this transaction today at 8:30 a.m. (EDT).  The Company invites investors to listen to the live audiocast of the conference call at its website, www.thecoca-colacompany.com, in the “Investors” section.  A replay in downloadable MP3 format will also be available within 24 hours after the audiocast on the Company’s website.

Photos for Media and VNR footage

Photographs and VNR footage related to the announcement of the transaction will be available today. Photographs to accompany this story can be found in the Press Center Image Gallery at www.thecoca-colacompany.com.  The VNR package, including B-roll footage and executives’ remarks, will be available at the satellite coordinates below today between 11 and 11:30 a.m. (EDT) at:

C-Band/Analog
Galaxy 26/C09

DL3880V

About The Coca-Cola Company

The Coca-Cola Company is the world’s largest beverage company. Along with Coca-Cola®, recognized as the world’s most valuable brand, the Company markets four of the world’s top five nonalcoholic sparkling beverage brands, including Diet Coke®, Fanta® and Sprite®, and a wide range of other beverages, including diet and light beverages, waters, juices and juice drinks, teas, coffees, energy and sports drinks. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate exceeding 1.4 billion servings each day. For more information about The Coca-Cola Company, please visit our website at www.thecoca-colacompany.com.

About glacéau

it all started when one thirsty man named darius wanted better water, but couldn’t find any worth drinking, so he decided to make his own. along came a guy from queens named mike (he’s like darius’ robin…but don’t tell him that) and because mike has a gift for gab, it’s no wonder word got around, thus emerged glacéau, a fresh new approach to bottled water. today glacéau, the creator and leader of the enhanced water category, is the maker of vitaminwater®, fruitwater®, smartwater® and vitaminenergy™. now with 1,000+ full and part-time employees, (that’s a big holiday party) glacéau is all about helping thirsty people like you hydrate responsibly with products that are free of sodium and artificial ingredients. that means no artificial sweeteners, no artificial colors and especially no artificial intelligence (never to be trusted). for more information visit www.glaceau.com.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and increased consumer information; increased competition; our ability to expand our operations in emerging markets; foreign currency and interest rate fluctuations; our ability to maintain good relationships with our bottling partners; the financial condition of our bottlers; our ability to maintain good labor relations, including our ability to renew collective bargaining agreements on satisfactory terms and avoid strikes or work stoppages; increase in the cost of energy; increase in cost, disruption of supply or shortage of raw materials; changes in laws and regulations relating to beverage containers and packaging, including mandatory deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and product quality as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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